EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Adam Sragovicz, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Presidio Property Trust, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 12, 2020	By:	/s/ Adam Sragovicz
Adam Sragovicz,
Chief Financial Officer
(Principal Financial Officer)